UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 13, 2018

INTELLIA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37766	36-4785571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Erie Street, Suite 130, Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 285-6200

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 13, 2018, Intellia Therapeutics, Inc. (the “Company”) entered into a new form of amended and restated employment agreement with its Chief Executive Officer and each executive vice president and senior vice president of the Company. The amended and restated employment agreement memorializes new salary increases and revises certain of the parties’ obligations thereunder as described in more detail therein.

Pursuant to the new employment agreement in the form of the Amended and Restated Executive Employment Agreement attached hereto as Exhibit 10.1 (the “Amended and Restated Employment Agreement”) and incorporated herein, the Company and the executives agreed, among other things, to a revised cash payment due upon termination in connection with a change in control in an amount equal to two times for the Chief Executive Officer, 1.5 times for the executive vice presidents and 0.75 times for the senior vice presidents of the sum of (a) the executive’s then current base salary plus (b) the executive’s target bonus. As part of the Amended and Restated Employment Agreement, each of the executives also agreed to extend the duration of his or her noncompete obligations following a change in control.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits. The following exhibits are filed with this report:

10.1 Form of Amended and Restated Employment Agreement

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Intellia Therapeutics, Inc.

Date: April 17, 2018	By:	/s/ John M. Leonard
	Name:	John M. Leonard
	Title:	Chief Executive Officer and President

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